UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2005

FREEDOM FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51286	43-1647559
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3058 East Elm Street, Springfield, MO 65802
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (417) 866-6600

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01

Entry Into a Material Definitive Agreement

On October 10, 2005, Freedom Financial Group, Inc. (the "Company") entered into an agency agreement with an investment bank to act as the Company's exclusive placement agent in connection with a transaction involving the following (a "Transaction"): (a) the private placement by the Company of equity, equity-related or debt securities, or (b) obtaining a secured or unsecured commercial loan.  Securities offered in the private placement will not be registered under the Securities Act of 1933 (the "1933 Act"), and the private placement is to be effected in reliance upon applicable exemptions from the registration requirements set forth in the 1933 Act, as amended, and the regulations promulgated thereunder, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  The terms of the securities have not been determined as of the date of this Report.

The Company has agreed to pay to the investment bank (a) a nonrefundable "Advisory Fee" of $60,000 (of which $10,000 was paid at the signing of the agreement and the balance is payable in five monthly installments of $10,000), and (b) upon the closing of a Transaction, a "Transaction Fee" equal to the greater of (i) 8% of the aggregate gross proceeds raised from the sale of securities in a private placement plus 1.5% of the aggregate gross proceeds of a commercial loan transaction, or (ii) $250,000.  The amount of the Advisory Fee paid to the investment bank will be credited against the amount of any Transaction Fee payable to the investment bank upon the closing of a Transaction.  The Company has also agreed to reimburse the investment bank for reasonable expenses, which shall not exceed $20,000 without the prior consent of the Company.

In addition, upon the closing of a Transaction, the Company is required to issue warrants pursuant to which the investment bank shall have the right to purchase securities of the Company having an aggregate value equal to the greater of (a) 10% of the value of the securities issued in the Transaction or (b) the amount of the Transaction Fee.  The warrants shall be non-cancelable and shall have: (a) an exercise price per share equal to the common equivalent price per share of securities sold in the offering; (b) a term of five years; (c) the same rights and privileges as the securities issued in the Transaction, and (d) a "net issuance" or cashless exercise feature and standard anti-dilution protections.

The agency agreement is for an initial term of twelve months or until the consummation of a Transaction, whichever occurs first.  Either party may terminate the agency agreement at any time, with or without cause, upon thirty days' prior written notice.  Notwithstanding any expiration or termination of the agreement, the investment bank shall be entitled to the full amount of any Transaction Fee or warrants in the event a Transaction is consummated at any time within eighteen months from the date of such expiration or termination.  The agreement contains certain confidentiality and indemnification provisions, and provides for arbitration in the event of certain disputes between the parties.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM FINANCIAL GROUP, INC.
Date: October 11, 2005	By: /s/ Jerald L. Fenstermaker President and Chief Executive Officer